Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of November 9, 2017, between JOHNSON & JOHNSON, a New Jersey corporation (“Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), as Trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have previously entered into an Indenture dated as of September 15, 1987 (the “Base Indenture”) as amended by the First Supplemental Indenture, dated as of September 1, 1990 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, pursuant to which one or more series of unsecured debt securities of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend the Indenture without the consent of any Securityholder (such term and all other capitalized terms used and not defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Indenture) to, among other things, make any change to the Indenture that does not adversely affect the rights of any Securityholder; and

WHEREAS, the Company has determined that this Second Supplemental Indenture complies with said Section 9.01 and does not require the consent of any Securityholder and has furnished the Trustee with an opinion of counsel and an officer’s certificate, each of which complies with Sections 10.04 and 10.05 of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of and supplement to the Indenture have been done;

NOW, THEREFORE, it is mutually covenanted and agreed by the parties hereto, with respect to any series of Securities first issued after the date hereof (such Securities issued after the date hereof, the “Affected Securities”) as follows:

ARTICLE I

AMENDMENT OF INDENTURE

1.01.    The reference in Section 3.01 of the Indenture to “50 days” is hereby replaced with “20 days,” solely with respect to the Affected Securities.

1.02.    Section 3.02 of the Indenture is hereby amended and restated in its entirety, solely with respect to the Affected Securities, as follows:

“Selection of Securities to be Redeemed. The Company shall notify the Trustee of the Securities to be redeemed not more than 60 or less than 15 days before the redemption date. The Company may, in its sole discretion, in accordance with the terms of such Securities, determine to redeem all the Securities of any Tranche without being obligated to redeem any other Securities of the same series. If less than all the Securities of any Tranche are to be redeemed, the Trustee shall select the Securities to be redeemed

Second Supplemental Indenture

by a method that complies with the requirements of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate. Notwithstanding the foregoing, if the Tranche of Securities to be redeemed are Global Securities and if less than all the Securities of such Tranche are to be redeemed, the particular Securities to be redeemed shall be selected by the Depositary pursuant to the applicable rules and procedures of the Depositary. The Trustee shall make the selection not more than 60 days before the redemption date from Securities of that Tranche which are outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum authorized denomination for the Securities of the Tranche to be redeemed, subject to any limitations in the Securities. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the Tranche to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.”

1.03.    The first paragraph of Section 3.03 is hereby amended and restated in its entirety, solely with respect to the Affected Securities, as follows:

“Notice of Redemption. At least 15 days, but not more than 60 days before a redemption date, the Company shall give notice of redemption to each Holder whose securities are to be redeemed. Notwithstanding Section 10.02 or any other provision of this Indenture, if a Series of Affected Securities has been issued in the form of one or more Global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor or similar system thereof.”

1.04.    The following paragraph is added at the end of Section 3.03, solely with respect to the Affected Securities:

“Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).”

1.05.    The second paragraph of Section 3.03 is hereby amended and restated in its entirety, solely with respect to the Affected Securities, as follows:

“The notice shall identify the Securities to be redeemed and the provision of the Securities under which the redemption is being effected and, in addition, shall state:

(1) the redemption date;

(2) the redemption price or the method by which the redemption price shall be determined;

Second Supplemental Indenture

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

(6) if applicable, all conditions to such redemption.”

ARTICLE II

MISCELLANEOUS

2.01.    Effectiveness.

This Second Supplemental Indenture will become effective upon its execution and delivery. The provisions and benefits of this second Supplemental Indenture shall apply to all Affected Securities. The provisions and benefits of this Second Supplemental Indenture shall not be effective with respect to any of the Securities of the Company issued prior to the date of this Second Supplemental Indenture, and the rights of the holders of any Securities issued prior to this Second Supplemental Indenture shall not be modified hereby.

2.02.    Separability.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.03.    Ratification of Indenture.

As supplemented and amended by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture, as so supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

2.04.    Governing Law.

This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

2.05.    Responsibility of the Trustee.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Second Supplemental Indenture

2.06.    Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.07.    Successors and Assigns.

All covenants and agreements in the Indenture, as supplemented and amended by this Second Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Second Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and the respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

JOHNSON & JOHNSON

By:	/s/ Michelle R. Ryan
	Name:	Michelle R. Ryan
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	President